Exhibit 99.1
Concentrix Reports First Quarter 2024 Results
–Revenue at high end of guidance range
–Well-positioned for Q2 with a strong pipeline
–Confirming full year business outlook for revenue, profit, cash flow
–Committed to share repurchases of $100 million over remainder of 2024

Newark, Calif., March 26, 2024 – Concentrix Corporation (NASDAQ: CNXC), a leading global provider of customer experience (CX) solutions and technology, today announced financial results for the fiscal first quarter ended February 29, 2024.

	Three Months Ended
	February 29, 2024	February 28, 2023	Change
Revenue ($M)	$2,402.7	$1,636.4	46.8%
Operating income ($M)	$148.4	$156.0	(4.9)%
Non-GAAP operating income ($M) (1)	$319.1	$217.6	46.6%
Operating margin	6.2%	9.5%	-330 bps
Non-GAAP operating margin (1)	13.3%	13.3%	0 bps
Net income ($M)	$52.1	$87.9	(40.7)%
Non-GAAP net income ($M) (1), (2)	$175.7	$135.9	29.3%
Adjusted EBITDA ($M) (1)	$384.3	$255.8	50.2%
Adjusted EBITDA margin (1)	16.0%	15.6%	40 bps
Diluted earnings per common share	$0.76	$1.68	(54.8)%
Non-GAAP diluted earnings per common share (1), (2)	$2.57	$2.59	(0.8)%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) As described in the non-GAAP reconciliations included in the accompanying financial tables, the reported amounts for non-GAAP net income and non-GAAP EPS for all periods include adjustments to exclude foreign currency losses (gains), net, which were not adjusted in similar non-GAAP measures previously reported.

First Quarter Fiscal 2024 Highlights:
•Revenue was $2,402.7 million, up 46.8% from the prior year first quarter compared with $1,636.4 million in the prior year first quarter. On a proforma constant currency basis, revenue increased by 2.8%.
•Operating income was $148.4 million, or 6.2% of revenue, compared with $156.0 million, or 9.5% of revenue, in the prior year first quarter.
•Non-GAAP operating income was $319.1 million, or 13.3% of revenue, compared with $217.6 million, or 13.3% of revenue, in the prior year first quarter.
•Adjusted EBITDA was $384.3 million, or 16.0% of revenue, compared with $255.8 million, or 15.6% of revenue, in the prior year first quarter.
•Cash flow used in operations was $46.9 million in the quarter. Adjusted free cash flow was a use of $81.3 million in the quarter.
•Diluted earnings per common share (“EPS”) was $0.76 compared to $1.68 in the prior year first quarter.
•Non-GAAP diluted EPS was $2.57 compared to $2.59 in the prior year first quarter.

“We are seeing a strong pipeline for our AI and technology-led solutions,” said Chris Caldwell, President and CEO of Concentrix. “This allowed us to achieve the high end of our revenue guidance and our profit target for the quarter. Reflecting our confidence in our outlook for 2024, we are committed to repurchasing $100 million of our shares over the final three quarters of 2024 while maintaining our dividend and our debt reduction commitments.”

Quarterly Dividend and Share Repurchase Program:
•The Company paid a $0.3025 per share quarterly dividend on February 15, 2024. The Company’s Board of Directors has declared a quarterly dividend of $0.3025 per share payable on May 7, 2024, to shareholders of record at the close of business on April 26, 2024.
•The Company repurchased 0.2 million shares in the first quarter at a cost of $22.0 million under its previously announced share repurchase program at an average cost of $90.22 per share. At February 29, 2024, the Company’s remaining share repurchase authorization was $267.5 million.

Business Outlook
The following statements are based on the Company’s current expectations for the second quarter of fiscal 2024 and the full year fiscal 2024. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, amortization of intangible assets, depreciation, share-based compensation, and the related tax effects thereon. The non-GAAP EPS guidance assumes no impact from changes in acquisition contingent consideration and foreign currency losses (gains), net included in other expense (income), net. These statements are forward-looking and actual results may differ materially.

Second Quarter Fiscal 2024 Expectations:
•Second quarter reported revenue is expected to be in the range of $2.325 billion to $2.372 billion. Based on current exchange rates, our expectations assume an approximately 160-basis point negative impact of foreign exchange rates compared with the prior year period. Our guidance implies pro forma constant currency revenue growth for the second quarter in the range of 1% to 3%.
•Operating income is expected to be in the range of $161 million to $163 million and non-GAAP operating income is expected to be in the range of $320 million to $330 million.
•Non-GAAP EPS is expected to be in the range of $2.55 to $2.70, assuming approximately 65.5 million diluted common shares outstanding and approximately 4% of net income attributable to participating securities.
•The effective tax rate is expected to approximate 26% to 27%.

Full Year Fiscal 2024 Expectations:
•Full year reported revenue is expected to be in the range of $9.510 billion to $9.700 billion. Based on current exchange rates, our expectations assume an approximately 70-basis point negative impact of foreign exchange rates compared with the prior year. Our guidance implies pro forma constant currency revenue growth for the full year in the range of 1% to 3%.
•Operating income is expected to be in the range of $770 million to $800 million and non-GAAP operating income is expected to be in the range of $1,390 million to $1,450 million.
•Non-GAAP EPS is expected to be in the range of $11.69 to $12.50, assuming approximately 65.3 million diluted common shares outstanding and approximately 4% of net income attributable to participating securities.
•The effective tax rate is expected to approximate 26% to 27%.
•We expect to repurchase $100 million of our common stock over the final three quarters of fiscal 2024.

The Company believes that a quantitative reconciliation of the non-GAAP EPS outlook to the most directly comparable GAAP measures cannot be provided without unreasonable efforts due to (a) the inability to forecast future changes in acquisition contingent consideration, which is based, in part, on the future trading price of the Company’s common stock, and (b) the inability to forecast future foreign currency losses (gains), net included in other expense (income), net. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

Conference Call and Webcast
The Company will host a conference call for investors to review its first quarter fiscal 2024 results today at 5:00 p.m. (ET)/2:00 p.m. (PT).

The live conference call webcast will be available in listen-only mode in the Investor Relations section of the Company’s website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About Concentrix + Webhelp
Hi, we’re a leading global provider of customer experience (CX) solutions and technology. We create game-changing customer journeys for some of the world’s best brands, and the ones that are changing the world as we know it. Every day, we Design, Build and Run CX that helps brands grow across the world and into the future. Whether it’s a specific solution or the whole end-to-end journey — we’ve got it covered. We’re the strategic thinkers who design brand-defining experiences. The tech geeks who build smarter solutions. And the operational experts who run it all and make it work seamlessly. Across 70+ countries and six continents, we provide services across key industry verticals including technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Concentrix Corporation (NASDAQ: CNXC) operating under the trade name Concentrix + Webhelp. Location: virtually everywhere. Visit concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Pro forma constant currency revenue growth, which is constant currency revenue growth measured against the Company’s combined pro forma results of operations as if the combination with Webhelp had occurred on December 1, 2022.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation (exclusive of step-up depreciation).
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax-effected impact of acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, share-based compensation, imputed interest related to the sellers’ note, change in acquisition contingent consideration and foreign currency losses (gains), net.
•Free cash flow, which is cash flows from operating activities less capital expenditures, and adjusted free cash flow, which is free cash flow excluding the effect of changes in the outstanding factoring balance. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. We believe that adjusted free cash flow is a meaningful measure of cash flows because it removes the effect of factoring which changes the timing of the receipt of cash for certain receivables. However, free cash flow and adjusted cash flow have limitations because they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow and adjusted free cash flow do not incorporate payments for business acquisitions.
•Non-GAAP diluted EPS, which is diluted EPS excluding the per share, tax-effected impact of acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, share-based compensation, imputed interest related to the sellers’ note, change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP EPS excludes net income attributable to participating securities and the related per share, tax-effected impact of adjustments to net income described above reflect only those amounts that are attributable to common shareholders.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition and growth, results of operations, including revenue and operating income, cash flows, and effective tax rate, future growth and success, investments, share repurchase activity, capital allocation, debt repayment, business strategy, foreign currency exchange rate fluctuations, sales pipeline, and statements that include words such as believe, expect, may, will, provide, could, should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to the combination with Webhelp, including the ability to retain key employees and successfully integrate the Webhelp business; the Company’s ability to realize estimated cost savings, synergies or other anticipated benefits of the combination, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the transaction on relationships with clients and other third parties; risks related to general economic conditions, including consumer demand, interest rates, inflation, supply chains and the effects of the conflicts in Ukraine and Gaza; cyberattacks on the Company’s or its clients’ networks and information technology systems; uncertainty around, and disruption from, new and emerging technologies, including the adoption and utilization of generative artificial intelligence; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to protect personal and proprietary information; the effects of communicable diseases or other public health crises, natural disasters and adverse weather conditions; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the Company’s operations; the inability to execute on the Company’s digital CX strategy; competitive conditions in the Company’s industry and consolidation of its competitors; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; the demand for CX solutions and technology; damage to the Company’s reputation through the actions or inactions of third parties; changes in law, regulations or regulatory guidance; the operability of the Company’s communication services and information technology systems and networks; the loss of key personnel or the inability to attract and retain staff with the skills and expertise needed for the Company’s business; increases in the cost of labor; the inability to successfully identify, complete and integrate strategic acquisitions or investments; higher than expected tax liabilities; currency exchange rate fluctuations; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2023 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2024 Concentrix Corporation. All rights reserved. Concentrix, Webhelp, Concentrix + Webhelp, the Concentrix logo, the Webhelp logo and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix, Webhelp, the Concentrix logo and the Webhelp logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.

Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com
(513) 703-9306

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	February 29, 2024	November 30, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$234,794	$295,336
Accounts receivable, net	1,927,644	1,888,890
Other current assets	619,483	674,423
Total current assets	2,781,921	2,858,649
Property and equipment, net	730,242	748,691
Goodwill	5,030,656	5,078,668
Intangible assets, net	2,672,636	2,804,965
Deferred tax assets	76,088	72,333
Other assets	951,316	928,521
Total assets	$12,242,859	$12,491,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$202,362	$243,565
Current portion of long-term debt	2,714	2,313
Accrued compensation and benefits	594,341	731,172
Other accrued liabilities	923,744	1,016,406
Income taxes payable	59,605	80,583
Total current liabilities	1,782,766	2,074,039
Long-term debt, net	5,034,109	4,939,712
Other long-term liabilities	938,435	920,536
Deferred tax liabilities	385,912	414,246
Total liabilities	8,141,222	8,348,533
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of February 29, 2024 and November 30, 2023, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 67,981 and 67,883 shares issued as of February 29, 2024 and November 30, 2023, respectively, and 65,572 and 65,734 shares outstanding as of February 29, 2024 and November 30, 2023, respectively	7	7
Additional paid-in capital	3,605,694	3,582,521
Treasury stock, 2,409 and 2,149 shares as of February 29, 2024 and November 30, 2023, respectively	(295,732)	(271,968)
Retained earnings	1,055,950	1,024,461
Accumulated other comprehensive loss	(264,282)	(191,727)
Total stockholders’ equity	4,101,637	4,143,294
Total liabilities and stockholders’ equity	$12,242,859	$12,491,827

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	February 29, 2024	February 28, 2023	% Change
Revenue
Technology and consumer electronics	$665,102	$516,608	29%
Retail, travel and ecommerce	583,712	305,504	91%
Communications and media	380,165	256,987	48%
Banking, financial services and insurance	365,422	259,653	41%
Healthcare	191,089	177,824	7%
Other	217,258	119,828	81%
Total revenue	$2,402,748	$1,636,404	47%
Cost of revenue	1,546,219	1,055,243	47%
Gross profit	856,529	581,161	47%
Selling, general and administrative expenses	708,090	425,114	67%
Operating income	148,439	156,047	(5)%
Interest expense and finance charges, net	82,439	33,990	143%
Other expense (income), net	(6,824)	3,714	(284)%
Income before income taxes	72,824	118,343	(38)%
Provision for income taxes	20,722	30,473	(32)%
Net income	$52,102	$87,870	(41)%

Earnings per common share:
Basic	$0.76	$1.69
Diluted	$0.76	$1.68
Weighted-average common shares outstanding:
Basic	65,664	51,150
Diluted	65,790	51,476

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

Three Months Ended
February 29, 2024
Revenue	$2,402,748
Proforma revenue growth	1.7%
Foreign exchange impact	1.1%
Proforma constant currency revenue growth	2.8%

	Three Months Ended
	February 29, 2024	February 28, 2023
Operating income	$148,439	$156,047
Acquisition-related and integration expenses	30,173	5,543
Step-up depreciation	2,501	—
Amortization of intangibles	116,302	39,260
Share-based compensation	21,646	16,754
Non-GAAP operating income	$319,061	$217,604

	Three Months Ended
	February 29, 2024	February 28, 2023
Net income	$52,102	$87,870
Interest expense and finance charges, net	82,439	33,990
Provision for income taxes	20,722	30,473
Other expense (income), net	(6,824)	3,714
Acquisition-related and integration expenses	30,173	5,543
Step-up depreciation	2,501	—
Amortization of intangibles	116,302	39,260
Share-based compensation	21,646	16,754
Depreciation (exclusive of step-up depreciation)	65,257	38,175
Adjusted EBITDA	$384,318	$255,779

	Three Months Ended
	February 29, 2024	February 28, 2023
Operating margin	6.2%	9.5%
Non-GAAP operating margin	13.3%	13.3%
Adjusted EBITDA margin	16.0%	15.6%

	Three Months Ended
	February 29, 2024	February 28, 2023
Net income	$52,102	$87,870
Acquisition-related and integration expenses	30,173	5,543
Step-up depreciation	2,501	—
Imputed interest related to sellers’ note included in interest expense and finance charges, net	4,178	—
Change in acquisition contingent consideration included in other expense (income), net	(14,897)	—
Foreign currency losses (gains), net (3)	6,610	2,502
Amortization of intangibles	116,302	39,260
Share-based compensation	21,646	16,754
Income taxes related to the above (1)	(42,960)	(16,015)
Non-GAAP net income	$175,655	$135,914

	Three Months Ended
	February 29, 2024	February 28, 2023
Net income	$52,102	$87,870
Less: net income allocated to participating securities	(1,998)	(1,546)
Net income attributable to common stockholders	50,104	86,324
Acquisition-related and integration expenses allocated to common stockholders	29,016	5,445
Step-up depreciation allocated to common stockholders	2,405	—
Imputed interest related to sellers' note included in interest expense and finance charges, net allocated to common stockholders	4,018	—
Change in acquisition contingent consideration included in other expense (income), net allocated to common stockholders	(14,326)	—
Foreign currency losses (gains), net allocated to common stockholders (3)	6,357	2,458
Amortization of intangibles allocated to common stockholders	111,842	38,569
Share-based compensation allocated to common stockholders	20,816	16,459
Income taxes related to the above allocated to common stockholders (1)	(41,313)	(15,733)
Non-GAAP net income attributable to common stockholders	$168,919	$133,522

	Three Months Ended
	February 29, 2024	February 28, 2023
Diluted earnings per common share (“EPS”) (2)	$0.76	$1.68
Acquisition-related and integration expenses	0.44	0.11
Step-up depreciation	0.04	—
Imputed interest related to sellers' note included in interest expense and finance charges, net	0.06	—
Change in acquisition contingent consideration included in other expense (income), net	(0.22)	—
Foreign currency losses (gains), net (3)	0.10	0.05
Amortization of intangibles	1.70	0.75
Share-based compensation	0.32	0.32
Income taxes related to the above (1)	(0.63)	(0.32)
Non-GAAP diluted EPS	$2.57	$2.59

Weighted-average number of common shares - diluted	65,790	51,476

	Three Months Ended
	February 29, 2024	February 28, 2023
Net cash provided (used in) by operating activities	$(46,870)	$103,893
Purchases of property and equipment	(56,059)	(39,597)
Free cash flow	$(102,929)	$64,296
Change in outstanding factoring balances	21,624	—
Adjusted free cash flow	$(81,305)	$64,296

	Forecast
	Three Months Ending May 31, 2024		Fiscal Year Ending November 30, 2024
	Low	High	Low	High
Revenue	$2,325,000	$2,372,000	$9,510,000	$9,700,000
Proforma revenue growth (4)	(0.6)%	1.4%	0.3%	2.3%
Foreign exchange impact	1.6%	1.6%	0.7%	0.7%
Proforma constant currency revenue growth	1.0%	3.0%	1.0%	3.0%

	Forecast
	Three Months Ending May 31, 2024		Fiscal Year Ending November 30, 2024
	Low	High	Low	High
Operating income	$160,600	$162,900	$770,000	$800,000
Amortization of intangibles	113,000	116,000	450,000	460,000
Share-based compensation	21,000	23,000	90,500	100,000
Acquisition-related and integration expenses	23,000	25,500	70,000	80,000
Step-up depreciation	2,400	2,600	9,500	10,000
Non-GAAP operating income	$320,000	$330,000	$1,390,000	$1,450,000

(1) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(2) Diluted EPS is calculated using the two-class method. The two-class method is an earnings allocation proportional to the respective ownership among holders of common stock and participating securities. Restricted stock awards, and effective in the fourth quarter of fiscal year 2023, restricted stock units granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 3.8% and 1.8% of net income, respectively, for the three months ended February 29, 2024 and February 28, 2023 and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.

(3) Foreign currency losses (gains), net are included in other expense (income), net and primarily consist of gains and losses recognized on the revaluation and settlement of foreign currency transactions and realized and unrealized gains and losses on derivative contracts that do not qualify for hedge accounting. The reported amounts for non-GAAP net income and non-GAAP EPS for the three months ended February 29, 2024 include adjustments to exclude these foreign currency losses (gains), net, which were not adjusted in similar non-GAAP measures previously reported for the corresponding period in fiscal year 2023. In order to enhance comparability, similar adjustments were made for non-GAAP net income and non-GAAP EPS for the three months ended February 28, 2023.

(4) The supplemental pro forma revenue presented below is for illustrative purposes only, does not include the pro forma adjustments that would be required under Regulation S-X for pro forma financial information, is not necessarily indicative of the financial position or results of operations that would have been realized if the combination with Webhelp had been completed on December 1, 2022, does not reflect synergies that might have been achieved, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

The supplemental pro forma financial information reflects pro forma adjustments to present the combined pro forma results of operations as if the combination with Webhelp had occurred on December 1, 2022. The supplemental pro forma financial information for the quarter ended May 31, 2023 and the fiscal year ended November 30, 2023 is as follows:

	Three Months Ended	Fiscal Year Ended
	May 31, 2023	November 30, 2023
Revenue	$2,339,082	$9,485,600